UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JUNE 10, 2005

CONSOLIDATED GRAPHICS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

TEXAS	001-12631	76-0190827
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

5858 WESTHEIMER, SUITE 200

HOUSTON, TEXAS 77057

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 787-0977

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01  REGULATION FD DISCLOSURE

The information in this schedule is being furnished in accordance with Regulation FD and is not “filed” with the Securities and Exchange Commission (the “SEC”). Accordingly, such information is not incorporated by reference into any registration statement filed by Consolidated Graphics, Inc. (the “Company”) under the Securities Act of 1933, as amended, and will not be so incorporated by reference into any future registration statement unless specifically identified as being incorporated by reference.

On June 10, 2005, the Company updated its qualitative and quantitative reconciliations regarding non-GAAP financial measures based on the audited financial statements included in the Company’s annual report on Form 10-K filed earlier today with the SEC. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP. Pursuant to the rules adopted by the SEC relating to the use of such financial measures in filings with the SEC, other disclosures of financial information and press releases, the Company provides the following qualitative and quantitative reconciliations regarding non-GAAP financial measures.  In addition, the sum of quarterly amounts in the accompanying tables may not equal full year amounts due to rounding differences.

The Company defines EBITDA as our income (loss) before income taxes and accounting change plus net interest expense, depreciation, goodwill impairment and amortization expenses.  The Company uses EBITDA both as a liquidity and performance measure when evaluating its business and operations. We believe EBITDA maybe useful to an investor in evaluating our liquidity and/or operating performance because:

•                  it is widely used by investors in our industry to measure a company’s operating performance without regard to items such as interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting policies and book value of assets, capital structure and the method by which assets were acquired;

•                  it helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation and goodwill amortization/impairment)from our operating results; and

•                  it helps investors to assess compliance with financial ratios and covenants included in our primary bank facility.

EBITDA should not be considered as an alternative to any measure of operating results as promulgated under GAAP (such as operating income or net income), nor should it be considered as an indicator of our overall financial performance or our ability to satisfy current or future obligations and fund or finance future business opportunities. EBITDA does not fully consider the impact of investing or financing transactions as it specifically excludes depreciation and interest charges, which should also be considered in the overall evaluation of the Company’s results and liquidity.

						Fiscal 2004				Fiscal 2005
($MM)	2001	2002	2003	2004	2005	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

Income (loss) before income taxes and accounting change	37.3	27.8	(8.7)	32.7	51.7	5.8	7.8	9.0	10.1	11.1	12.2	15.1	13.3
Depreciation and amortization	38.8	41.3	37.4	35.8	42.1	8.8	9.0	9.1	8.9	9.4	10.4	12.3	10.1
Interest expense	21.0	15.2	10.2	7.2	5.1	2.0	1.8	2.0	1.5	1.4	1.4	1.1	1.2
Goodwill impairment	1.1	—	38.0	—	—	—	—	—	—	—	—	—	—
EBITDA	98.2	84.3	76.9	75.7	98.9	16.6	18.6	20.1	20.5	21.9	24.0	28.5	24.6

The Company defines Free Cash Flow as net cash provided by operating activities less capital expenditures for property, plant and equipment, including capital expenditures which are directly financed, plus proceeds from asset dispositions.  The Company considers Free Cash Flow to be an important indicator of our operating flexibility and is a representative measure of our ability to satisfy current and future obligations and fund or finance future business opportunities and believes it may be similarly useful to investors.

						Fiscal 2004				Fiscal 2005
($MM)	2001	2002	2003	2004	2005	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

Net cash provided by operating activities	68.1	69.7	95.3	79.2	75.2	20.2	18.7	16.1	24.4	7.8	21.2	21.9	24.2
Capital expenditures*	36.9	22.1	21.2	19.8	28.8	3.0	6.4	4.8	5.7	6.1	5.0	9.3	8.4
Proceeds from asset dispositions	3.3	2.1	1.1	2.3	1.8	1.2	0.4	0.2	0.5	0.2	0.4	0.9	0.3
Free Cash Flow	34.5	49.7	75.2	61.7	48.2	18.4	12.7	11.5	19.2	1.9	16.6	13.5	16.1

* Capital expenditures for property, plant and equipment, including capital expenditures which are directly financed or for which a liability has been accrued.

The Company defines Adjusted Operating Margin as Adjusted Operating Income divided by Sales.  We define Adjusted Operating Income as Operating Income plus goodwill amortization and impairment.  Adjusted Operating Income is an important performance measure used by the Company to analyze and compare post-acquisition financial trends and results of its various operations.  The Company believes this non-GAAP financial measure may help investors better understand our operating results by removing the impact of goodwill amortization/impairment from a portion of our asset base resulting solely from our acquisition transactions.

						Fiscal 2004				Fiscal 2005
($MM)	2001	2002	2003	2004	2005	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Sales	683.4	643.9	710.3	708.1	779.0	165.8	174.6	184.2	183.4	181.5	191.1	208.6	197.7

Operating income	58.1	42.9	1.4	39.9	56.8	7.7	9.6	11.0	11.6	12.5	13.6	16.2	14.5
Goodwill impairment	1.1	—	38.0	—	—	—	—	—	—	—	—	—	—
Goodwill amortization	5.3	5.4	—	—	—	—	—	—	—	—	—	—	—
Adjusted operating income	64.5	48.3	39.4	39.9	56.8	7.7	9.6	11.0	11.6	12.5	13.6	16.2	14.5
Adjusted operating margin	9.4%	7.5%	5.6%	5.6%	7.3%	4.7%	5.5%	6.0%	6.3%	6.9%	7.1%	7.8%	7.4

SIGNATURE

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

CONSOLIDATED GRAPHICS, INC.
(Registrant)

	By:	/s/ G. Christopher Colville

G. Christopher Colville
Executive Vice President,
Chief Financial Officer
And Secretary

Date: June 10, 2005